SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 17, 2003


Commission            Registrant; State of Incorporation;      I.R.S. Employer
File Number              Address; and Telephone Number        Identification No.
-----------           -----------------------------------     ------------------

333-21011       FIRSTENERGY CORP.                                 34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, Ohio  44308
                Telephone (800)736-3402


1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY       34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3583          THE TOLEDO EDISON COMPANY                         34-4375005
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3141          JERSEY CENTRAL POWER & LIGHT COMPANY              21-0485010
                (A New Jersey Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH 44308
                Telephone (800)736-3402

Item 9.  Regulation FD Disclosure

On March 17, 2003, FirstEnergy Corp. updated the investment community on activities associated with efforts to return the Davis-Besse Nuclear Power Station to service in a safe and reliable manner and other matters.

Nuclear Regulatory Commission (NRC) IMC 0350 Restart Process - March 11, 2003
-----------------------------------------------------------------------------
Meetings
--------

The NRC's IMC 0350 Panel conducted its monthly status sessions on the Davis-Besse restart effort at Camp Perry, near Port Clinton, Ohio on March 11, 2003. The meeting included an update on recent NRC activities, as well as an update by FirstEnergy Nuclear Operating Company (FENOC) officials on the company's progress toward preparing the plant for restart.

The NRC discussed significant activities since the February 11, 2003 public meeting. The activities included the issuance by NRC Staff of a preliminary
significance   assessment  letter  regarding  a  red  finding.  The  finding  is attributable to performance deficiencies at Davis-Besse which led to the cracking of the control rod drive tubes and the resulting corrosion damage to the reactor vessel head which was of high safety significance. The NRC briefed Ohio Governor Bob Taft on the agency's response to the head corrosion at Davis-Besse. The NRC also discussed its continuing inspection efforts at the plant, including organizational effectiveness and human performance, system health reviews and design issues, safety significant program effectiveness and preparation for the integrated leak rate test inspection.

FENOC officials discussed progress on the Return to Service Plan, Management and Human Performance, Quality Oversight on Safety Culture and Safety Conscious Work Environment, Return to Service Building Blocks, and upcoming activities.

FENOC discussed its progress on major restart milestones as follows:

o  Fuel reload was completed on February 26, 2003
o  Reactor head installation was completed on March 12, 2003
o  Installation of FLUS Online Leak Monitoring System is in progress
o  Installation of the containment air coolers is under way

FENOC noted that Davis-Besse will be the first nuclear plant in the country to install the FLUS online leak monitoring system, a state-of-the-art system designed to detect and locate even minor leakage, in this case under the reactor vessel. A total of 12 FLUS systems have been used successfully in nuclear plants in Europe and Canada.

With respect to the safety culture assessment, FENOC reported that Dr. Sonja Haber's activities at the plant have been completed. Dr. Haber and her team interviewed approximately 90 employees, observed normal plant activities (site meetings and departmental interactions), and conducted a survey with 660 employees participating or about 80% of total plant employees. The results of the survey are currently being analyzed and her preliminary findings are due in late March 2003.

Upcoming activities include:

o Ongoing maintenance on the reactor coolant pumps, including seal replacement and other refurbishment work on two of the four pumps (the other two are slated for refurbishment during the next outage)
o  Assembly of the emergency sump lower strainer
o Preparations for the containment vessel integrated leak rate test and the reactor pressure test

The next scheduled 0350 Panel meeting will be held at Camp Perry on April 15, 2003.

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

Shelf Filing with the Securities and Exchange Commission (SEC)
--------------------------------------------------------------

FirstEnergy Corp. today filed an omnibus "shelf" registration statement on Form S-3 with the SEC covering securities in the aggregate amount of up to $2 billion.

Although FirstEnergy does not have any current plans to issue any securities, once this shelf registration statement is declared effective by the SEC, FirstEnergy will have the flexibility to issue and sell from time to time various types of securities, including common stock, debt securities, or share purchase contracts and related share purchase units. Net proceeds from any sale of securities are currently expected to be used for general corporate purposes.

If  the  SEC  does  not  review  this  filing,   FirstEnergy  expects  that  the
registration statement could become effective in early April 2003. If the SEC reviews the filing, it may be six to eight weeks before it can become effective.

FirstEnergy will continue to apply its strong positive cash flow toward debt retirement to reduce leverage and improve its credit profile. This aggressive debt reduction initiative will allow FirstEnergy to achieve its desired capital structure over the next several years.

During 2002, FirstEnergy retired $1.4 billion of debt and preferred stock securities in addition to the $1.7 billion of debt that was de-consolidated following its sale of a majority interest in Avon Energy Partners to Aquila. In 2003, it anticipates free cash flow from operations, which is after capital expenditures and common dividend payments, in excess of $700 million, which will allow FirstEnergy to redeem the $670 million of mandatory long-term debt due in 2003.

The securities covered by the registration statement filed today may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Form 8-K does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

When a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 with respect to any securities becomes available, a copy may be obtained from FirstEnergy Corp., 76 South Main Street, Akron, OH 44308.


Jersey Central Power & Light Company (JCP&L) Rate Case Proceeding
-----------------------------------------------------------------

Schedule---The current schedule in the proceeding is:

o  Hearings to end on March 27, 2003
o  Briefs due April 11, 2003
o  Reply Briefs due May 2, 2003
o  Administrative Law Judge (ALJ) Recommended  Decision in mid-June 2003
o  Board of Public Utilities decision in July 2003
o  New rates effective August 1, 2003

Because of the extension of the hearing schedule, the ALJ has stated that she may have to delay the Briefing schedule somewhat.

Updated Filing Request---The rate case is using calendar year 2002 for the test year. When JCP&L originally filed its request last summer, the test year data was forecasted but it has now been updated with actual results through December 31, 2002. Largely due to the cost reduction initiatives undertaken by JCP&L, the updated filing reduced JCP&L's rate increase request from $153 million to $122 million. This reduces the average customer rate impact from the original 7.8% increase to a 6.1% increase. The

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

revised request reflects securitization of the forecasted July 31, 2003 deferred balance of $688 million. If JCP&L were not allowed to securitize the deferred balance, it has requested deferred balance recovery over a four-year period with a return on the unamortized balance. This alternative would raise the overall rate request to $246 million, a 12.4% average increase in customers' rates.

The updated rate request, including securitization of the deferred balances, is detailed below by rate tariff component:


                      Jersey Central Power & Light Company
                            Revenue and % Rate Change
                      ------------------------------------
                                  ($ Millions)


                                             Securitization of
                                             Deferred Balance
                                         -------------------------
                                         Revenue          % Change
                                         -------          --------
      Delivery Charge                     $(41)             (2.1)

      Credit Elimination                   111               5.6

      MTC/TBC                               68               3.4

      SBC                                  (16)             (0.8)
                                           ---              ----

            Total                         $122               6.1%


This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, legislative and regulatory changes (including revised environmental requirements), the availability and cost of capital, ability to accomplish or realize anticipated benefits from strategic initiatives and other similar factors.

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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



March 17, 2003



                                             FIRSTENERGY CORP.
                                             -----------------
                                                Registrant


                                          THE CLEVELAND ELECTRIC
                                          ----------------------
                                           ILLUMINATING COMPANY
                                           --------------------
                                                Registrant


                                        THE TOLEDO EDISON COMPANY
                                        -------------------------
                                                Registrant


                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   ------------------------------------
                                                Registrant



                                           /s/Harvey L. Wagner
                                     -------------------------------
                                              Harvey L. Wagner
                                         Vice President, Controller
                                        and Chief Accounting Officer


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